EXHIBIT 10.51
OPTION AGREEMENT
THIS OPTION AGREEMENT (this “Agreement”), dated for purposes of reference as of October 1, 2014, is by and between the DEVELOPMENT AUTHORITY OF MURRAY COUNTY (hereinafter referred to as the “Issuer”), the mailing address of which is 121 N. Fourth Avenue, Chatsworth, Georgia 30705, Attn: President, and TDG OPERATIONS, LLC (hereinafter referred to as “Company”), the mailing address of which is 2208 South Hamilton Street Extension, Dalton, Georgia 30721, Attn: Jon A. Faulkner, President.
W I T N E S S E T H:
WHEREAS, the Issuer is issuing the Bond (defined below) to acquire the Project (defined below) for lease to the Company; and
WHEREAS, the Issuer and the Company are contemporaneously entering into a Lease Agreement, of even date herewith (the “Lease”), relating to the Project; and
WHEREAS, the Company is only willing to execute the Lease and consummate the transactions contemplated by the Lease if it is granted the option to purchase the Project upon the terms and provisions as hereinafter set forth; and
WHEREAS, in exchange for granting the option to purchase the Project, the Issuer will receive good and valuable consideration, including the Option Fee, defined below, and the agreements of the Company contained herein that provide for the retirement of the Bond if the Company exercises its right to terminate the Lease.
NOW, THEREFORE, in consideration of the Lease and the transaction described therein, and in consideration of the Option Fee in hand paid by the Company to the Issuer, and other good and valuable consideration, the receipt and sufficiency of all of which is respectively hereby acknowledged by the parties hereto, and for the mutual covenants contained herein, the Issuer and Company hereby agree as follows:
1.DEFINITIONS. Capitalized terms that are used herein and in the Lease, but not defined herein, shall have the definitions set forth in the Lease. Also, for purposes of this Agreement, the following terms shall have the following meanings:

(a)“Bond” means the Issuer’s Taxable Industrial Development Revenue Bond (TDG Operations, LLC Project), Series 2014, in the Maximum Principal Amount of $12,500,000.

(b)“Closing” means the consummation of the purchase and sale transaction contemplated hereby as a result of the exercise (or deemed exercise) of the Option.

(c)“Closing Date” means the date prescribed herein for the consummation of the Closing under the Option.

(d)“Effective Date” means the date on which this Agreement is fully executed.

(e)“Facility” means, collectively, the Land and the improvements thereof from time to time.

(f)“Land” means the land in Murray County, Georgia, described in Exhibit A hereto.

(g)“Option” shall have the meaning set forth in Section 2 hereof.

(h)“Option Fee” means the sum of $100.

(i)“Option Term” means that period of time commencing on the date of delivery hereof and ending on the earlier of (1) the date after the expiration or earlier termination of the Lease which is thirty (30) days after the date of the expiration or earlier termination of the Lease, or if the Issuer’s Notice has not been provided by that date, then thirty (30) days following the date on which the Company receives written notice from the Issuer of the pending expiration of the Lease; or (2) December 31, 2023. The Option Term is subject to Section 3(a) below.

(j)“Permitted Encumbrances” means encumbrances permitted by the Lease.

(k)“Project” means the new and used trade fixtures, machinery and equipment that the Company installs at the Facility and conveys to the Issuer, identified in writing by the Company as being a part of the Project and allocated to the Bond.

(l)“Purchase Price” shall have the meaning set forth in Section 4(a) herein.

2.GRANT OF OPTION. For the consideration recited above, the Issuer does hereby grant to the Company the exclusive right and option (“Option”) to purchase the Project (as the same shall exist at the time of such purchase, subject to Permitted Encumbrances) upon the terms and conditions as set forth herein.

3.EXERCISE OF OPTION.

(a)At least six (6) months but no more than twelve (12) months prior to the expiration of the Option Term, the Issuer shall give written notice to the Company of the pending expiration of the Option (the “Issuer’s Notice”). The Company may exercise the Option, at any time during the Option Term, by giving written notice thereof to the Issuer. If the Bond has not theretofore been fully paid and if the Company is not then also the Bondholder, a copy of such notice shall also be given by the Company to the Bondholder at the address of the Bondholder as reflected on the Bond Register. Such notice shall specify a date and time of the Closing (the “Closing Date”), which shall be no earlier than thirty (30) days and no more than ninety (90) days following the date such notice is sent to the Issuer. The time, date and place of the Closing shall be 10:00 a.m. Murray County, Georgia time on the Closing Date at the principal meeting place of the Issuer in Murray County, Georgia, or such other time, date and place as the Company and the Issuer may agree. In the event the Company does not exercise the Option during the Option Term (after notice by the Issuer of such failure as hereinafter provided) or after exercise of the Option, fails to proceed with the Closing of the purchase of the Project pursuant to the terms and provisions as contained herein, the Issuer shall be entitled to retain (1) the Option Fee, and (2) except as provided below in connection with the deemed exercise of the Option, the Project, free and clear of this Agreement. In the event that the Company fails to exercise the Option under this Agreement during the Option Term, the Issuer promptly shall notify the Company of such failure and the Company shall be entitled to exercise the Option within thirty (30) days following such notice and the Option Term shall be deemed to have been extended through the date on which notice of such election is furnished to the Issuer.

(b)In any event, it is acknowledged and agreed that the Term of the Lease shall automatically be extended on the same terms and conditions as set forth therein, except that such Lease shall be at the rates provided for holder with respect thereto for any period after the scheduled expiration date of the Term of the Lease through the Closing Date.

4.CONTRACT FOR PURCHASE AND SALE OF PROPERTY. In the event that the Company exercises its Option (or it is deemed exercised) as provided for in the preceding paragraph, the Issuer agrees to sell and the Company agrees to buy the Project (as it then exists, by quitclaim bill of sale) in accordance with the following terms and conditions:

(a)Purchase Price. At the Closing, the Company shall pay the Purchase Price to the Issuer upon the exercise of the Option, which shall consist of (i) the sum of $100; (ii) the sum, if any, required to cause the Bond to be retired in full if the Bond has not been fully paid (if the Company is then the owner of the Bond, the Company may mark the Bond “cancelled” and surrender the Bond to the Issuer); and (iii) all other sums, if any, then due to the Issuer or to the Bondholder from the Company as Additional Rent or for indemnification under the Lease, under any other Company Documents or related document or documents (which shall be paid directly to them, respectively) which have not been paid.

(b)Closing Procedure. The consummation of the sale by the Issuer and the purchase by the Company of the Property is referred to as the “Closing” herein. At the Closing, the Issuer shall, upon payment of the Purchase Price, convey the Project to the Company “as is, where is” by quitclaim bill of sale.

(c)Closing Costs. All costs relating to the Closing, including, but not limited to, the reasonable fees and expenses of counsel to the Issuer, to the Company and to any lender, shall be paid by the Company.

(d)Default by the Issuer; Remedies of the Company. In the event the Issuer fails to close the sale of the Project pursuant to the terms and provisions of this Agreement, the Company shall be entitled as its exclusive remedies to sue for specific performance or to seek other available equitable remedies, it being understood that the Company shall not have an adequate remedy at law.

(e)Status Pending Closing. Until and unless legal title to the Project is transferred to the Company at Closing, the Company shall not, by virtue of this Agreement, acquire legal title to the Project, and the risk of loss of the Project shall remain with the lessee under the Lease.

(f)Documents. The Issuer and the Company agree that such documents as may be legally necessary or reasonably appropriate to carry out the terms of this Agreement shall be executed and delivered by each party to the other at the Closing.

5.MISCELLANEOUS.

(a)Notice. All notices, demands and/or consents provided for in this Agreement shall be in writing and shall be given as provided in the Lease for the giving of notices.

(b)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(c)Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their permitted respective heirs, successors, and or assigns. The Company may assign this Agreement only in connection with an assignment of the Lease permitted by the terms and conditions thereof or with the consent of the Issuer.

(d)Headings. The headings inserted at the beginning of each paragraph and/or subparagraph of this Agreement are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any terms or provisions hereof.

(e)Entire Agreement. This Agreement, together with the Lease, contains all of the terms, promises, covenants, conditions and representations made or entered into by or between the Issuer and the Company and supersedes all prior discussions and agreements, whether written or oral, between the Issuer and the Company with respect to the Option and all other matters contained herein and constitutes the sole and entire agreement between the Issuer and the Company with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both the Issuer and the Company with the formalities hereof.

(f)Public Purpose of Option to Purchase. The Issuer and the Company acknowledge that the Option constitutes a material inducement to the Company to locate its operations in the County and thereby promote industry and create employment opportunities in the County, and that in granting such Option, the Issuer is considering the entire transaction as a whole, including the promotion and expansion for the public good and welfare industry, trade and commerce within the County and the reduction of unemployment.

(g)Divisibility. The rights and obligations of the Issuer and the Company contained in this Agreement shall be divisible of and severable from their respective rights and obligations contained in the Lease. The Option under this Agreement shall be fully enforceable against and binding upon the Issuer notwithstanding the termination, rejection, or disaffirmance of the Lease or a bankruptcy, insolvency or other legal proceeding or otherwise.

(h)Encumbrances. Except as otherwise expressly permitted in the Lease and the other Bond Documents, the Issuer shall not grant licenses or other encumbrances, convey title to all or a portion of the Project, pledge, grant a security interest in, hypothecate or otherwise encumber its interest in the Project, impose restrictions, covenants or other agreements binding on the Project, unless the Issuer has furnished prior notice thereof and has received express approval, in writing, by the Company prior to undertaking such action.

(i)Time of the Essence. Time is of the essence in the performance of the parties’ obligations and observance of the terms and conditions contained in this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under proper seal.
DEVELOPMENT AUTHORITY
OF MURRAY COUNTY

By:    /s/ Craig Brock
Chairman
Attest:

/s/ John Kenemer
Secretary

[seal]
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TDG OPERATIONS, LLC,
a Georgia limited liability company

By:    /s/ Jon A. Faulkner         (seal)
Jon A. Faulkner, President

EXHIBIT A
DESCRIPTION OF THE LAND
Tract 1

All that tract or parcel of land lying and being in Land Lot No. 58 of the 9th District, 3rd Section of Murray County, Georgia, and being more particularly described according to a plat of survey prepared for The Dixie Group, Inc., by Joseph R. Evans, Georgia Registered Land Surveyor No. 2168, dated March 29, 2005, and being more particularly described according to said survey as follows:
BEGINNING at an iron pin located in the west right of way line of United States Highway No. 411, said point being located in a northerly direction as measured along said right of way line, a distance of 150.00 feet from the point of intersection of said right of way line and the south line of said Land Lot No. 58; thence south 88 degrees 33 minutes west a distance of 301.25 feet to an iron pin; thence south 14 degrees 00 minutes west a distance of 124.79 feet to an iron pin; thence south 88 degrees 25 minutes west a distance of 288.12 feet to an iron pin; thence north 01 degrees 00 minutes west a distance of 640.18 feet to an iron pin; thence south 89 degrees 34 minutes east a distance of 324.58 feet; thence south 01 degrees 40 minutes east a distance 13.05 feet; thence south 89 degrees 08 minutes east a distance of 246.74 feet; thence south 00 degrees 52 minutes west a distance of 150.0 feet; thence south 89 degrees 08 minutes east a distance of 137.19 feet, said point being located in a southerly direction, as measured along the west right of way line of United States Highway No. 411, a distance of 896.32 feet from the point of intersection of said right of way line and the south right of way line of Clinton Avenue; thence running in a southerly direction, along the west right of way line of United States Highway No. 411, the following courses and distances, to wit: south 13 degrees 58 minutes west, 198.03 feet; south 77 degrees 36 minutes east, 4.83 feet; south 14 degrees 03 minutes west, 143.07 feet to an iron pin which is the POINT OF BEGINNING.
Tract 2

All that tract or parcel of land lying and being in Land Lot No. 58 of the 9th District, 3rd Section of Murray County, Georgia, and being more particularly described according to a plat of survey prepared for The Dixie Group, Inc., by Joseph R. Evans, Georgia Registered Land Surveyor No. 2168, dated March 29, 2005, and being more particularly described according to said survey as follows:
BEGINNING at a point located at the intersection of the south right of way line of Clinton Avenue (50' R/W) with the west right of way line of U.S. Highway No. 411; thence running in a southerly direction, along the west right of way line of United States Highway No. 411, the following courses and distances, to wit: south 13 degrees 45 minutes west, 94.37 feet to a concrete right-of-way marker; south 08 degrees 03 minutes west, 100.50 feet; south 13 degrees 21 minutes west, 549.52 feet to an iron pin; and south 13 degrees 58 minutes west, 151.93 feet; thence leaving said west right of way line of U.S. Highway No. 411 and running north 89 degrees 08 minutes west 137.19 feet; thence north 00 degrees 52 minutes east a distance of 150.0 feet; thence north 89 degrees 08 minutes west a distance of 246.74 feet to an iron pin; thence north 01 degree 40 minutes west a distance of 13.05 feet to an iron pin; thence north 89 degrees 34 minutes west a distance of 324.58 feet to an iron pin; thence north 85 degrees 51 minutes west a distance of 48.21 feet to an iron pin; thence north 01 degrees 40 minutes west a distance of 219.50 feet to an iron pin; thence north 88 degrees 20 minutes east a distance of 320.25 feet to an iron pin; thence running in a southeasterly, northeasterly and northern direction, along the south right of way line of the cul de sac (50' radius) forming the southerly terminus of Pleasant Valley Drive, along an arc to the left, an arc distance of 199.86 feet, said arc being subtended by a chord bearing of north 57 degrees 00 minutes and a chord length of 90.99 feet; thence north 01 degree 40 minutes west, along the east right of way line of Pleasant Valley Drive (60' R/W), a distance of 425.00 feet to a point located on said south right of way line of Clinton Avenue; thence running in an easterly direction, along the south right of way line of Clinton Avenue, the following courses and distances, to wit: north 88 degrees 20 minutes east, 310.12 feet to an iron pin; north 88 degrees 35 minutes east, 104.36 feet; and south 84 degrees 19 minutes east, 163.51 feet to the POINT OF BEGINNING.
TOGETHER WITH that certain Easement dated November 30, 1993, between D & W Carpet and Rug Co., Inc. and M. E. Ralston, recorded in Deed Book 222 Page 697, Murray County, Georgia Land Records.
TOGETHER WITH AND SUBJECT TO that certain Party Wall Agreement dated November 30, 1993 between M. E. Ralston and D & W Carpet and Rug Co., Inc., recorded in Deed Book 222 Page 698, Murray County, Georgia Land Records.